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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SCBT (Columbia, South Carolina)

SAVB Properties LLC

SCBT Capital Trust I

SCBT Capital Trust II

SCBT Capital Trust III

TSB Statutory Trust I

SAVB Capital Trust I

SAVB Capital Trust II

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  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT